Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-K of Virpax Pharmaceuticals, Inc. (the “Company”) for the year ended December 31, 2022 (the “Annual Report”), each of Anthony Mack, as Chief Executive Officer, and Christopher Chipman, as Chief Financial Officer, certifies in his capacity as such officer of the Company, that to such officer’s knowledge:

1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer
(Principal Executive Officer)

Dated: March 22, 2023	By:	/s/ Christopher Chipman
Christopher Chipman
Chief Financial Officer
(Principal Financial Officer)

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.